EXHIBIT 5.1

October 20 , 2008

New York Residential, Inc.
15 West 72nd Street, Suite 15K
New York, NY 10023

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to New York Residential, Inc., a Delaware corporation, (the “Company”) in connection with the filing with the Securities and Exchange Commission (the “Commission”) on August 5, 2008 of a registration statement on Form S-1 (as amended, the “Registration Statement”), which relates to the registration of (1) 2,940,000 units of the Company (collectively the “Units”), consisting of 2,940,000 shares of the common stock of the Company (collectively the “Common Stock included in the Units”) and 2,940,000 warrants of the Company (collectively the “Warrants”), and (2) 2,940,000 shares of the common stock of the Company to be issued upon the exercise of the Warrants (collectively the “Common Stock underlying the Warrants”).

This letter is being furnished at your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under Securities Act of 1933, as amended, (the “Act”).

The opinions set forth in this letter are subject to the following qualifications:

1.            In giving the opinions set forth in this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) a form of Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent”), (c) the Certificate of Incorporation and the By-Laws of the Company, (d) such evidence of incumbency of directors and officers of the Company as we have deemed appropriate, (e) such evidence of the corporate proceedings of the Company as we have deemed appropriate, (f) such certificates of officers of the Company as we have deemed appropriate, (g) such certificates of public officials as we have deemed appropriate and (h) such agreements and instruments as we have deemed appropriate.

2.           We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the genuineness of signatures, the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy and the authenticity of the original of any document submitted to us as a copy and (c) the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter made in any document submitted to us.

3.            We do not express any opinion concerning any law other than the General Corporation Law of the State of Delaware, the provisions of the Constitution of the State of Delaware relating to corporations and reported judicial decisions addressing the General Corporation Law of the State of Delaware and such provisions of the Constitution of the State of Delaware (collectively the “General Corporation Law of the State of Delaware”) and the law of the State of New York relating to the formation, performance and enforcement of contracts (collectively “New York Contract Law”).

NY Residential, Inc.
October 20 , 2008

4.            To the extent that the opinion numbered 2 set forth in this letter relates to or depends upon the enforceability of the provision of the form of Warrant Agreement reviewed by us choosing the law of the State of New York as the governing law thereof and of the Warrants, such opinion is given (a) in reliance upon Section 5-1401 of the General Obligations Law of the State of New York without regard to any issue as to the constitutionality or validity of such Section 5-1401 or the effect on such opinion of any law (including, but not limited to, public policy reflected therein) that might limit the enforcement of such provision or the enforcement of any judgment relating to any of the Warrants and (b) on the basis that the form of Warrant Agreement reviewed by us does not exclude the application of such Section 5-1401 by virtue of any exclusion of principles of choice or conflict of laws from the law of the State of New York governing it.

5.           The status of the Warrants as legally valid and binding obligations of the Company under New York Contract Law may be limited or otherwise affected by (a) any bankruptcy, insolvency, liquidation, reorganization, conservatorship, receivership, moratorium, marshaling, arrangement, assignment for benefit of creditors, fraudulent transfer, fraudulent conveyance or other statute, rule, regulation or other law affecting the rights and remedies of creditors generally or creditors of specific types of debtors, (b) any general principle of equity, whether applied by a court of law or equity, (including, but not limited to, any principle (i) governing the availability of specific performance, injunctive relief or any other equitable remedy that is subject to the discretion of a court, (ii) affording any equitable defense, (iii) requiring good faith, fair dealing or reasonableness in the performance or enforcement of a contract by a party seeking the enforcement of such contract, (iv) requiring consideration of the materiality of a breach of a contract by a party against whom or which the enforcement of such contract is sought or consideration of the materiality of the consequences of such breach to a party seeking such enforcement, (v) requiring consideration at the time the enforcement of a contract is attempted of the impracticality or impossibility of the performance of such contract or (vi) affording any defense to the enforcement of a contract based upon the unconscionability of the conduct after such contract has been entered into of a party seeking such enforcement), and (c) public policy that limits a right of indemnification or contribution.

6.            Any opinion set forth in this letter deals only with the specific legal issue or issues it explicitly addresses and does not address any other matter (including, but not limited to, except as expressly set forth in such opinion, any matter concerning the contents of the Registration Statement).

7.            This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you of any such change or any effect of any such change on any opinion set forth in this letter.

NY Residential, Inc.
October 20, 2008

Subject to the qualifications set forth in this letter, it is our opinion that:

1.           Under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company:

a.           The Units, the Common Stock included in the Units, the Warrants and the Common Stock underlying the Warrants have been duly authorized for issuance by the Company.

b.           Assuming that the Units are paid for as contemplated by the Prospectus that is part of the Registration Statement (the “Prospectus”), the Common Stock included in the Units will be legally issued, fully paid and nonassessable, and the Warrants will be legally issued.

c.           Assuming that (i) the Warrants are duly exercised in accordance with their terms, (ii) on the date of such exercise the Common Stock underlying the Warrants remains authorized for issuance by the Company and (iii) the Common Stock underlying the Warrants is issued and paid for in accordance with the terms of the Warrants, the Common Stock underlying the Warrants will be legally issued, fully paid and nonassessable.

2.           Assuming that (a) a Warrant Agreement in the form thereof reviewed by us is duly executed and delivered by the Company and the Warrant Agent and (b) certificates in the form of Warrant Certificate set forth in Exhibit A to the form of Warrant Agreement reviewed by us are duly executed by the Company, and duly countersigned by the Warrant Agent, in accordance with such Warrant Agreement and duly delivered to the purchasers of the Warrants upon payment for the Units as contemplated by the Prospectus, the Warrants will be legally valid and binding obligations of the Company under New York Contract Law.

We consent to the use of this letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

HODGSON RUSS LLP

/s/ Hodgson Russ LLP